UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   October 10, 2005
AirNet Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio   43217

(Address of principal executive offices)   (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 10, 2005, AirNet Systems, Inc. (“AirNet”) issued a news release announcing that its Board of Directors has established December 16, 2005 as the date of AirNet’s 2005 Annual Meeting of Shareholders. The record date for determining the shareholders of AirNet entitled to receive notice of, and vote at, the 2005 Annual Meeting of Shareholders will be November 7, 2005. AirNet shareholders seeking to bring business before the 2005 Annual Meeting of Shareholders, or to nominate candidates for election as directors at the 2005 Annual Meeting of Shareholders, must provide notice thereof in writing to AirNet, which notice must be received no later than the close of business on October 28, 2005. The AirNet Code of Regulations specifies certain requirements for a shareholder’s notice to be in proper written form. In addition, shareholder proposals must be in the form specified in SEC Rule 14a-8. Shareholder proposals must be addressed to the Secretary of AirNet at its executive offices located at 7250 Star Check Drive, Columbus, Ohio 43217.
     A copy of the October 10, 2005 news release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c) Not applicable
     (d) Exhibits:
     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News release issued by AirNet Systems, Inc. on October 10, 2005
[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: October 11, 2005	By:	/s/ Gary W. Qualmann

Gary W. Qualmann Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release issued by AirNet Systems, Inc. on October 10, 2005